University General Health System to Host Investor Update Conference Call on Tuesday, February 4, 2014

HOUSTON, TX -- (Marketwired - February 03, 2014) - University General Health System, Inc. (OTCQB: UGHS), a diversified, integrated multi-specialty health delivery system, today announced that it has scheduled a conference call for 11:15 a.m. Eastern Time (EST) on Tuesday, February 4, 2014 to review the Company's Form 10-Q filings for the quarters ended March 31, 2013; June 30, 2013; and September 30, 2013, and to update investors regarding other topics of interest.

Conference Call Information

Shareholders and other interested parties may participate in the conference call by dialing 877-374-8416 (international/local participants dial 412-317-6716) and requesting participation in the "University General Health System Conference Call" at least five minutes before 11:15 a.m. EST on February 4, 2014.

A replay of the conference call will be available one hour after the call through February 12, 2014 at 9:00 a.m. EST by dialing 877-344-7529 (international/local participants dial 412-317-0088) and entering the conference ID # 10040663.

ABOUT UNIVERSITY GENERAL HEALTH SYSTEM, INC.

University General Health System, Inc. ("University General") is a diversified, integrated multi-specialty health care provider that delivers physician-centric, high quality patient-oriented services by providing timely, innovative health solutions that are uniquely competitive, efficient, and adaptive in today's health care delivery environment. The Company currently operates two hospitals, three ambulatory surgical centers, a number of diagnostic imaging, physical therapy and sleep clinics, and a hyperbaric wound care center in the Houston and Dallas metropolitan areas. Also, University General owns three senior living facilities, manages six senior living facilities, and owns a Support Services company that provides revenue cycle and luxury facilities management services.

The Company is headquartered in Houston, Texas, and its common stock trades on the OTCQB under the symbol "UGHS".

For Additional Information, Please Contact:

Donald Sapaugh
President
(713) 375-7557 x 105
dsapaugh@ughs.net

or

R. Jerry Falkner, CFA
RJ Falkner & Company, Inc.
Investor Relations Counsel
(830) 693-4400
info@rjfalkner.com